Exhibit 10.26

NOVA LIFESTYLE, INC.
STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT, (the “Agreement”), dated effective as of May 3rd, 2013 (the “Effective Date”), is made by and between Nova Lifestyle, Inc., a Nevada corporation (the “Company”), and Thanh H. Lam (the “Grantee”).

WHEREAS, the Company and Grantee have entered into an Amended and Restated Employment Agreement, dated May 3, 2013 (the “Employment Agreement”), pursuant to which the Company has agreed to grant two hundred thousand (200,000) shares of the Company’s common stock to the Grantee;

WHEREAS, the Company desires to grant to the Grantee the number of shares of the Company’s common stock provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                      Grant of Shares

(a)           Grant of Shares.  The Company hereby grants to the Grantee 200,000 shares of the Company’s common stock (the “Shares”), 50,000 of which shall be issued on the Effective Date with 50,000 Shares issued per year for three years on each anniversary of the Effective Date subject to the terms and conditions and subject to such restrictions as set forth in this Agreement. Each date on which Shares are issued to Grantee pursuant to this Section 1(a) is a “Grant Date.”

(b)           Incorporation of Plan; Capitalized Terms; Definitions.

(i)           The Board of Directors of the Company (the “Board”) shall have final authority to interpret and construe the this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and her legal representative in respect of any questions arising under this Agreement.

(ii)           Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Employment Agreement.

Section 2.                      Terms and Conditions of Award

The grant of Shares provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)           Ownership of Shares. As of each Grant Date, the Grantee shall possess all incidents of ownership of the Shares issued hereunder on such Grant Date, including the right to receive or reinvest dividends with respect to such Shares and the right to vote such Shares.

(b)           Termination of Employment.

(i)           In the event Grantee’s employment with the Company is terminated by the Company due to Disability, or due to Grantee’s death prior to any Grant Date, notwithstanding anything in Section 2(a) to the contrary, any Shares that have not yet been issued shall be promptly issued by the Company to the Grantee.

(ii)           In the event Grantee’s employment is terminated with the Company for any reason other than a termination described in (i) above, prior to any Grant Date, the Company shall promptly issue to Grantee a pro-rata amount of shares equal in number to 50,000 multiplied by the ratio of the number of calendar days lapsed since the most recent annual Grant Date divided by 365, but in any case no more than 50,000 shares. The Grantee shall forfeit any rights to receive any additional Shares and the Company shall not be obligated to issue any Shares not yet granted pursuant to Section 2(a).

Section 3.                      Miscellaneous

(a)           Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee's address appearing on the books of the Company or to the Grantee's residence or to such other address as may be designated in writing by the Grantee.

(b)           No Right to Continued Employment.  Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c)           Adjustments.  The award of Shares hereunder may be adjusted by the Board, in its sole discretion, upon any stock split, reverse stock split or stock dividend by the Company.

(e)           Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(f)           Invalid Provision.  The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(g)           Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(h)           Entire Agreement.  This Agreement and the Employment Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(i)           Governing Law.  This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Nevada.

(j)           Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Effective Date.

[COMPANY]

By:
Its:

[EMPLOYEE]

Signature:
Printed Name:
Address:
______________________________